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                                                                      EXHIBIT 10

                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000
                           FACSIMILE: (212) 558-3588

                                                               February 26, 1996

UBS Private Investor Funds, Inc.,
6 St. James Avenue,
Boston, Massachusetts 02116.

Dear Sirs:

     In connection with Pre-Effective Amendment No. 2 under the Securities Act of 1933 (the 'Securities Act') to the Registration Statement on Form N-1A that UBS Private Investor Funds, Inc. (the 'Company') proposes to file with respect to an indefinite number of shares of its Common Stock, $.001 par value (the 'Shares'), we, as counsel to the Company have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion, the Shares have been duly authorized to the extent of 500,000,000 Shares and, when the Pre-Effective Amendment referred to above has become effective under the Securities Act and the Shares have been issued (a) for at least the par value thereof in accordance with the Registration Statement referred to above, (b) so as not to exceed the then authorized number of Shares and (c) in accordance with the authorization of the Board of Directors, the Shares will be duly and validly issued, fully paid and non-assessable.

     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     The foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Pre-Effective Amendment referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          SULLIVAN & CROMWELL



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